SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               EXHIBITS FILED WITH

                       POST-EFFECTIVE AMENDMENT NO. 29 TO
                            REGISTRATION STATEMENT ON

                                    FORM N-1A

                              TEMPLETON FUNDS, INC.


PAGE



                                  EXHIBIT LIST


         EXHIBIT NUMBER             NAME OF EXHIBIT

                   1(I)             Articles Supplementary dated
                                     December 27, 1996

                  27                Financial Data Schedules



PAGE



                              TEMPLETON FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                  TEMPLETON FUNDS, INC., a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act") and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:    The Board of Directors of the Corporation, at a
meeting duly convened and held on October 19, 1996, adopted a resolution to classify two hundred million (200,000,000) shares of Common Stock previously classified as "Templeton Funds, Inc. - Templeton Foreign Fund Class II" shares of Common Stock as "Templeton Funds, Inc. - Templeton Foreign Fund Advisor Class" shares of Common Stock.

                  SECOND: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had authority to issue THREE BILLION TWO HUNDRED MILLION (3,200,000,000) shares of Common Stock, par value $1.00 per share and of the aggregate par value of THREE BILLION TWO HUNDRED MILLION DOLLARS ($3,200,000,000), of which the Board of Directors had (i) classified eight hundred million (800,000,000) shares as Templeton World Fund Class I shares of Common Stock, classified four hundred million (400,000,000) shares as Templeton World Fund Class II shares of Common Stock, and (ii) classified one billion five hundred million (1,500,000,000) shares as Templeton Foreign Fund Class I shares of Common Stock, and classified five hundred million (500,000,000) shares of Templeton Foreign Fund Class II shares of Common Stock. As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of three billion two hundred million (3,200,000,000) Common shares of the par value $1.00 per share and of the
aggregate  par  value  of  three  billion  two  hundred   million   dollars
($3,200,000,000), of which the Board of Directors had (i) classified eight hundred million (800,000,000) shares as Templeton World Fund Class I shares of Common Stock, classified four hundred million (400,000,000) shares as Templeton World Fund Class II shares of Common Stock, and (ii) classified one billion five hundred million (1,500,000,000) shares as Templeton Foreign Fund Class I shares of Common Stock, classified three hundred million (300,000,000) shares of Templeton Foreign Fund Class II shares of Common Stock and classified two hundred million (200,000,000) shares as Templeton Foreign Fund Advisor Class shares of Common Stock. The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the three classes of shares, as set forth in the Articles of Incorporation of the Corporation as heretofore amended and supplemented, are not changed by these Articles Supplementary.

                  THIRD: The shares of Common Stock of the Corporation authorized and classified pursuant to Articles First and Second of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The total number of shares of Common Stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividend, qualifications and terms and conditions of redemption of the three classes of shares shall be as set forth in the Corporation's charter and shall be subject to all provisions of the charter relating to shares of the Corporation generally, including those set forth as follows:

         (a) The assets of each class of a series shall be invested in the same investment portfolio of such series of the Corporation.

         (b) The dividends and distributions of investment income and capital gains with respect to each class of shares of a series shall be in such amounts as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class of shares may vary from the dividends and distributions of the other classes of shares of such series to reflect differing allocations of the expenses of the respective series among the holders of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the series among the classes shall be determined by the Board of Directors in a manner it deems appropriate.

         (c) Class I shares (including fractional shares) of each series may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class I shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Corporation's then-current registration statement on Form N-1A pursuant to the Securities Act of 1933 and the 1940 Act (the "Registration Statement") and determined in accordance with the applicable provisions of the 1940 Act and the rules and the regulations of the NASD.

         (d) Class II shares (including fractional shares) of each series may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class II shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Registration Statement, and determined in accordance with the applicable provisions of the 1940 Act and the rules and regulations of the NASD.

         (e) Advisor Class shares (including fractional shares) of each series may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Advisor Class shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Registration Statement.

         (f) The holders of Class I, Class II and Advisor Class shares, as the case may be, of each series shall have (i) exclusive voting rights with respect to provisions of any service plan or service and distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the 1940 Act (a "Plan") applicable to the respective class and (ii) no voting rights with respect to the provisions of any Plan applicable to another class of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of shares.

         (g) Class II shares (including fractional shares) of each series may be subject to automatic conversion into Class I shares pursuant to the terms of the issuance of such shares as described in the Registration Statement.


PAGE


                  IN WITNESS WHEREOF, Templeton Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date:  December 27, 1996

                                   TEMPLETON FUNDS, INC.

[CORPORATE SEAL]

                                By:/s/HARMON E.BURNS
                                      Harmon E. Burns
                                      Vice President




ATTEST:  /s/JEFFREY L. STEELE
            Jeffrey L. Steele
            Assistant Secretary